Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the Annual Report on Form 10-K for the year ended June 28, 2008 (the “Report”), I, Roy Vallee, Chief Executive Officer of Avnet, Inc., (the “Company”) hereby certify that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 27, 2008

/s/ ROY VALLEE
Roy Vallee
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Nor will this certification be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.